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                             STOCK OPTION AGREEMENT


          STOCK OPTION AGREEMENT, dated as of December 12, 1994 (this "Agreement"), by and between The Williams Companies, Inc., a Delaware corporation ("Parent"), and Transco Energy Company, a Delaware corporation (the "Company").

          WHEREAS, Parent, WC Acquisition Corp. (the "Purchaser") and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, that Parent, on the terms and subject to the conditions thereof, will make a cash tender offer (the "Offer") to acquire up to 24,600,000 shares of the Company's common stock, par value $0.50 per share (the "Common Stock"), together with the attached Company Rights (as defined in the Merger Agreement), and thereafter the Purchaser will be merged with and into the Company (the "Merger"); and

          WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and the Purchaser have required that the Company agree, and the Company has agreed, to grant to Parent an option to purchase from the
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Company up to 7,500,000 shares of Common Stock upon the terms and subject to the conditions hereof.

          NOW, THEREFORE, to induce Parent and the Purchaser to enter into the Merger Agreement, and in consideration of the mutual covenants and agreements set forth therein and herein, the parties hereto agree as follows:

          1.  Grant of Option.  The Company hereby grants to Parent an
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irrevocable option (the "Option") to purchase up to 7,500,000 shares of Common
Stock (the "Option Shares") in the manner set forth below at a price of $17.50 per share (the "Purchase Price").

          2.  Exercise of Option.
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          (a)  The Option may be exercised by Parent, in whole or in part, at any time or from time to time following the occurrence of a Triggering Event (as defined below) and prior to the fifteenth business day after termination of the Merger Agreement (the "Expiration Date") provided that Parent or the Purchaser are not in material breach of the Merger Agreement.

          (b) In order to exercise the Option, Parent must send a written notice (an "Exercise Notice") to the Company specifying the number of Option Shares it will purchase and a date not earlier than five business days nor later than fifteen business days from the date

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such notice is given for the closing of such purchase (an "Option Closing").
Upon receipt of an Exercise Notice, the Company will, subject to Section 5 hereof, be obligated to deliver Option Shares in accordance with Section 3 of this Agreement, and Parent will be obligated to deliver the Purchase Price, on the later of the date specified in the Exercise Notice or the first business day thereafter on which the following conditions are satisfied: (a) no preliminary or permanent injunction or other order against the delivery of the Option Shares issued by any federal or state court of competent jurisdiction in the United States is in effect; and (b) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder have expired or been terminated. Each Option Closing will be held at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022 on the date specified in the Exercise Notice, unless another date or place is agreed to in writing by the parties hereto.

          (c) The term "Triggering Event" will mean the occurrence of any of the following events: (i) the Company accepts a proposal for or otherwise engages in

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any Acquisition Transaction (as defined in the Merger Agreement) other than the
Offer or the Merger; (ii) the Board of Directors of the Company withdraws, amends or modifies in a manner adverse to Parent its favorable recommendation of the Offer or the Merger; or (iii) (x) any person publicly proposes an Acquisition Transaction and (y) the Offer has expired in accordance with its terms and the Merger Agreement and the Minimum Condition (as defined in the Merger Agreement) fails to be satisfied; provided, however, that no Triggering Event will occur if Parent or the Purchaser are in material breach of the Merger Agreement.

          3.  Payment of Purchase Price and Delivery of Certificates.  At each
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Option Closing (a) against delivery of the Option Shares to be purchased free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, Parent will pay to the Company, by a certified or bank check payable in immediately available funds to the Company or, at the Company's election, by wire transfer of immediately available funds to an account specified by the Company, an amount in cash equal to the product of the Purchase Price times the number of the Option Shares purchased at such Option Closing, and (b) the Company will deliver to Parent a

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certificate or certificates representing the number of Option Shares so purchased in the denominations and in the name designated by Parent in its Exercise Notice. In the event that Parent acquires any Option Shares and within one year following the date of purchase disposes of such shares (other than to a wholly-owned subsidiary of Parent) through a sale, exchange, transfer, merger or otherwise, for an amount per share which exceeds the Purchase Price by more than $2.00 (the "Option Cap"), Parent will promptly return to the Company the amount of such excess and thereby effect an upward adjustment to the Purchase Price. Parent will not sell or otherwise dispose of Option Shares except in compliance with the Securities Act and any applicable state securities law.

          4.  Registration Rights.  The Company will use its reasonable best
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efforts to effect, as promptly as possible after the request of Parent within one year after the first Option Closing, the registration under the Securities Act of 1933 (the "Securities Act") and any applicable states securities laws of any part or all of the Option Shares, unless in the written opinion of counsel to the Company, which opinion must reasonably be satisfactory to Parent, registration under the Securities Act is not required for the sale and distribution of such

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Option Shares at such time; provided, however, that Parent and its Affiliates
(as defined herein) will not be entitled to more than an aggregate of two effective registration statements hereunder. The registration effected under this Section 4 will be effected at the Company's expense except for underwriting commissions and the fees and expenses of counsel to Parent. In the event of an underwritten public offering, the Company will provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with such offerings and as such underwriters may reasonably require. In connection with the registrations under this Section 4, the parties will indemnify each other in the customary manner and, in the case of an underwritten offering, the Company will indemnify Parent and the underwriters, in the manner and to the extent as is customary in such underwritten offerings. The term "Affiliate" will have the meaning ascribed to it in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof (the term "registrant" in said Rule 12b-2 meaning in this case the Company).

          5.  Cancellation Rights.
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          (a)  Parent's Cancellation Right.  At any time the Option is
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exercisable, Parent will have the right, upon prior written notice (a "Parent
Cash-out Notice") to the Company specifying the date of the closing (the "Cancellation Closing") thereof (which date will not be earlier than ten business days nor later than twenty business days after the receipt by the Company of such Parent Cash-out Notice), to cause the Company to pay to Parent in consideration for the cancellation of all or that part of the Option to be cancelled, an aggregate cash cancellation price (the "Cancellation Price") equal to the product of (i) the number of shares of Common Stock as to which the Option is to be cancelled, multiplied by (ii) the excess (but in no event more than the Option Cap) of (x) the Applicable Price (as defined below) over (y) the Purchase Price.

          (b)  Company's Cancellation Right.  At any time after the Company
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receives an Exercise Notice pursuant to Section 2(b), the Company will have the right, upon prior written notice (a "Company Cash-out Notice" and, together with any Parent Cash-out Notice, a "Cash-out Notice") to Parent not later than two business days prior to the applicable Option Closing, specifying the date of the Cancellation Closing thereof (which will not

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be earlier than five business days nor later than fifteen business days after the receipt by Parent of the applicable Company Cash-out Notice), to pay to Parent in consideration for the cancellation of all or that part of the Option subject to such Exercise Notice, in lieu of delivering Option Shares, the Cancellation Price with respect to the Option Shares subject to such Exercise Notice.

          (c)  Cancellation Closing.  At any Cancellation Closing, the Company
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will pay to Parent the Cancellation Price for the number of Option Shares as to which the Option is to be cancelled, by certified or bank check payable in immediately available funds or, at Parent's election, by wire transfer of immediately available funds to an account specified by Parent in exchange for the cancellation of such portion of the Option. The closing will be held at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022 on the date specified in the applicable Cash-out Notice, unless another date or place is agreed to in writing by the parties hereto.

          (d)  Definition.  The "Applicable Price" will mean the average of the
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high and low sales prices (but in no event less than the Purchase Price) of the shares of Common Stock as quoted on the New York Stock

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Exchange (the "NYSE"), or if not so quoted on the NYSE, then the average of the high and low sales prices on the principal national securities exchange on which such shares are listed, or if not so listed on any national securities exchange, then the average of the high and low bid prices per share of Common Stock as quoted on the National Association of Securities Dealers Automated Quotations System, on the day prior to the date of the applicable Parent Cash-out Notice or the applicable Exercise Notice, as the case may be (the "Measurement Date"); provided, however, that if any person has entered into an agreement with the Company for an Acquisition Transaction, or an Acquisition Transaction has otherwise been proposed, prior to the delivery of the applicable Cash-out Notice, the Applicable Price shall mean the average consideration proposed to be payable per outstanding share of Common Stock pursuant to such Acquisition Transaction (or, if there is more than one such Acquisition Transaction, pursuant to the Acquisition Transaction which yields the greater average consideration) valued as of the Measurement Date (with any non-marketable securities included in such consideration being valued at the fair market value per share of such securities with such fair market value to be determined

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in good faith by an independent investment banking firm selected by the Company and Parent).

          6.  Anti-Dilution Adjustments.  In the event of any change in the
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number of issued and outstanding shares of Common Stock by reason of any stock dividend, split-up, combination, recapitalization, merger or similar change in the corporate or capital structure of the Company which would have the effect of diluting the rights of Parent hereunder, the number and kind of Option Shares subject to the Option, the Option Cap per share (but not the aggregate dollar amount thereof) and the Purchase Price will be appropriately adjusted.

          7.  Filings and Consents.  Parent and the Company each will use its
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reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

          8.  Costs.  Other than as provided in Section 4 of this Agreement,
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each party hereto will pay its own expenses incurred in connection with this
Agreement.

          9.  Parties in Interest; Assignment.  No party to this Agreement may
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assign any of its rights or obligations under this Agreement without the prior written

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consent of the other parties hereto, except that the rights and obligations of
Parent hereunder may be assigned by Parent to any direct or indirect wholly-owned subsidiary of Parent, but no such transfer will relieve Parent of its obligations hereunder if such transferee does not perform such obligations.

          10.  Amendments.  This Agreement may not be modified, amended, altered
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or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

          11.  Notices.  All notices, requests, claims, demands and other
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communications hereunder will be in writing and will be given (and will be deemed to have been duly given if so given) in the manner provided in the Merger Agreement for notices, or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of changes of address will only be effective upon receipt.

          12.  Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which will be deemed to be an original, but all of which together shall constitute one and the same document.

          13.  Governing Law.  This Agreement shall be governed by and construed
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in accordance with the laws of

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the State of Delaware applicable to contracts made and to be performed in that
State. The Company and Parent (w) hereby submit to the jurisdiction of any Delaware State and Federal courts sitting in Delaware with respect to matters arising out of or relating hereto, (x) agree that all claims with respect to matters may be heard and determined in an action or proceeding in such Delaware State or Federal court and in no other court, (y) waive the defense of an inconvenient forum, and (z) agree that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          14.  Rights of Assignees; Third Party Beneficiaries.  This Agreement
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will be binding upon, inure to the benefit of, and be enforceable by, the successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or will be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

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          15.  Severability of Provisions.  If any term, provision, covenant or
               --------------------------
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

          16.  Further Assurances.  The Company and Parent will execute and
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deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

          17.  Effect of Headings.  The descriptive headings contained herein
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are for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

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          IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be duly executed on the day and year first above written.
                              THE WILLIAMS COMPANIES, INC.


                              By:
                                 ---------------------------


                              TRANSCO ENERGY COMPANY


                              By:
                                 ----------------------------

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